EXHIBIT 99.1

CGSY:US Capital Growth Systems Inc.
Capital Growth Systems Acquires Global Capacity Group, Inc.

SCHAUMBURG, Ill.--(BUSINESS WIRE)--December 13, 2006 Capital Growth Systems, Inc. (OTCBB:CGSY), announced today that it has completed the acquisition of Houston, Texas-based Global Capacity Group, Inc (GCG). GCG provides network integration and wholesale network services to both large enterprise customers and carriers. GCG designs, builds and manages complex communications networks using best-in-class service providers and equipment manufacturers to deliver customized solutions. GCG has been providing high-quality outsourced networks in the United States since 2001.

"The acquisition of Global Capacity Group completes our strategy of being a world-class provider of integrated communications solutions as an intelligent virtual network operator (VNO)," said Tom Hudson, CEO of Capital Growth Systems. "Since September 8, CGSY has acquired Magenta netLogic, CentrePath and now Global Capacity Group. The combination of these unique pieces enables the company to offer unparalleled solutions to clients, including a best-in-class global knowledge base portal that enables clients to design and price network solutions."

Continued Hudson, "As a result of the three acquisitions, CGSY has outstanding commercial relationships with both network customers and network infrastructure vendors. These relationships will contribute to the integrated solutions that we deliver globally. CGSY will support the individual product lines, and more important, we will offer clients a full integrated solution that enables customers to outsource difficult-to-manage network services. The key to our success is the combination of solutions services that CGSY can now offer as a result of the acquisitions, including: design, pricing, delivery, management and network solutions -- all centered around helping clients achieve greater efficiency in managing access solutions."

The combined client set of CGSY is more than 1,000. Customers include: large systems integrators, global carriers, multinational customers and enterprise clients. GCG, the company's most recent acquisition, has approximately 100 customers, including: ACS Government Solutions, American Healthcare Alliance, First National Bank, GMAC, Industry State Bank, Pyramid Healthcare, Texas-New Mexico Power Company, Verizon Wireless and Xpedius. For further information on GCG, please refer to the company's Web site (www.globalcapacity.com).

John Abraham and David Walsh, cofounders of GCG, have joined CGSY's executive team. Said Abraham and Walsh, "We founded Global Capacity Group with a commitment to excellence in delivering mission critical, complex networks to leading enterprise customers and carriers. We joined the CGSY team because of the quality of global delivery capability across the entire supply chain -- from quoting through network management services."

The worldwide local access communications market is estimated at more than $100 billion per year. VNOs are independent providers of complex communications network services and solutions to large enterprises. Local access communications is a high-growth market driven by rapidly expanding secure corporate data networks, the high volume of internet data transactions, an increased networked storage demand for backup and recovery, and the increased expansion of voice over the internet (VoIP) applications.

About Capital Growth Systems, Inc.

Capital Growth Systems, Inc. is a public reporting company under the Securities Exchange Act of 1934 and is based in Schaumburg, Ill. The company currently has six wholly owned subsidiaries: Magenta netLogic, Ltd. (www.magenta-netlogic.com); Global Capacity Group, Inc. (www.globalcapacity.com); CentrePath Inc. (www.centrepath.com); NexVU Technologies, LLC (www.nexvu.com); Frontrunner Network Systems, Inc. (www.frontrunnernetworks.com); and 20/20 Technologies, Inc. (www.20-20technologies.net). The company's common stock is currently quoted on the Bulletin Board under the symbol CGSY.OB.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company's inability to accurately forecast its operating results; the company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company's business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: Capital Growth Systems, Inc. Skip Behm, 630-872-5800 sbehm@nexvu.com